UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 9, 2020

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 9, 2020, the stockholders of Sanmina Corporation (the “Company”) approved an amendment of the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) to reserve an additional 1,600,000 shares of Common Stock for issuance thereunder.

The 2019 Plan provides for the grant to eligible individuals of stock options, both incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and such other cash and stock awards as the administrator of the 2019 Plan shall determine. The terms and conditions of each type of award are set forth in the 2019 Plan. Individuals eligible to receive awards under the 2019 Plan include executive officers, employees, consultants and non-employee members of the Company’s Board of Directors. The 2019 Plan expires on December 3, 2028.

Also on March 9, 2020, the Compensation Committee of the Board of Directors of the Company approved a reduction of the salary of David Anderson, former Chief Financial Officer of the Company, to $120,000 annually, effective March 28, 2020. The Company had previously announced that Mr. Anderson would serve in an advisory capacity until March 27, 2020 to ensure a smooth Chief Financial Officer transition. In his continuing capacity, Mr. Anderson will support the Executive Chairman on special projects.

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Finally, on March 9, 2020, the Company held its 2020 Annual Meeting of Stockholders. The matters voted upon at the meeting by stockholders of record as of January 15, 2020 and the vote with respect to each such matter is set forth below:

1.                                       To elect nine directors to serve for the ensuing year and until their successors are appointed or elected.

Nominee	For	Against	Abstain	Broker Non-Votes
Eugene A. Delaney	59,372,700	1,868,708	21,367	3,842,886
John P. Goldsberry	57,510,447	3,519,939	232,389	3,842,886
Rita S. Lane	58,800,429	2,441,558	20,788	3,842,886
Joseph G. Licata	58,089,868	3,148,084	24,823	3,842,886
Hartmut Liebel	58,503,559	2,736,719	22,497	3,842,886
Krish Prabhu	60,176,523	957,071	129,181	3,842,886
Mario M. Rosati	58,371,820	2,867,626	23,329	3,842,886
Jure Sola	57,753,226	3,484,901	24,648	3,842,886
Jackie M. Ward	56,199,239	5,043,765	19,857	3,842,886

2.                                       To approve appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending October 3, 2020.

For	Against	Abstain	Broker Non- Votes
65,040,422	54,471	10,768	0

3.                                       To approve the reservation of an additional 1,600,000 shares of Common Stock for issuance under the 2019 Equity Incentive Plan of the Company.

For	Against	Abstain	Broker Non- Votes
56,784,219	3,846,299	632,257	3,842,886

4.                                       To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.

For	Against	Abstain	Broker Non- Votes
57,598,728	2,983,255	680,792	3,842,886

ITEM 7.01    REGULATION FD DISCLOSURE

On March 12, 2020, the Company issued the press release attached as Exhibit 99.1 providing the Company’s current expectations of the impact of the COVID-19 outbreak on its second quarter fiscal 2020 guidance.

The information set forth in this Item 7.01 including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit

99.1	Press release issued by Sanmina Corporation dated March 12, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ Kurt Adzema
Kurt Adzema
Executive Vice President and Chief Financial Officer

Date: March 12, 2020

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